UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2009

IXYS Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26124	77-0140882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1590 Buckeye Drive, Milpitas, California		95035
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-457-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2009, the Compensation Committee ("Committee") of the Board of Directors ("Board") of IXYS Corporation ("IXYS") approved the fiscal 2010 cash performance compensation program for Dr. Nathan Zommer, the Chief Executive Officer of IXYS, and Mr. Uzi Sasson, the Chief Operating Officer and Chief Financial Officer of IXYS. For Dr. Zommer, the target award will be $300,000. For Mr. Sasson, the target award will be $150,000. For each executive, his maximum potential award will be twice the amount of his target award. A set of objectives was approved for both executives and weights for the objectives were determined for each executive. The fiscal 2010 objectives are as follows:

Net revenues
Gross margins
Cash flow from operations
Return on assets
Discretionary

The Committee determined that, in light of the uncertain and unpredictable nature of the current economic environment, it was impractical to set quantitative measures for performance that would provide meaningful incentives to the executives during fiscal 2010. In setting the potential cash performance compensation, objectives and weights, the Committee approved the following language:

"The potential cash performance compensation and objectives, along with the weights accorded the objectives, represent guidelines for the Committee to use in evaluating the performance compensation to be paid to an executive and for the executive to use in understanding the goals of the Compensation Committee for performance. As guidelines, the potential cash performance compensation, objectives and weights are not determinative in and of themselves of the amount of any performance payment. The amount of the performance payment will be determined by the Committee in light of its evaluation of the executive’s performance in total and not based on the mechanical application of any formula. The Committee may decide to award additional amounts for performance in excess of an objective or award lesser amounts for partial performance of an objective. The Committee may also consider factors not set forth below in ultimately determining the amount of the performance payment. Thus, the amount of the performance payment to be paid is in the discretion of the Committee, to be determined after completion of the fiscal year."

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXYS Corporation

July 2, 2009	By:	/s/ Uzi Sasson

Name: Uzi Sasson
Title: Chief Operating Officer